UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                                 FORM 8-K



                              Current Report
                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     July 29, 1995

                              CUC International Inc.
           (Exact name of registrant as specified in its charter)


           Delaware               1-10308               06-0918165
(State of other jurisdiction of   (Commission       (I.R.S. Employer
incorporation or organization)     File Number)    Identification No.)


       707 Summer Street                                    06901
     Stamford, Connecticut                                (Zip Code)
(Address of principal executive offices)


                             (203)324-9261
            (Registrant's telephone number, including area code)


                            Not applicable
(Former name, former address and former fiscal year, if changed since last report.)



































ITEM 5.   OTHER INFORMATION


                 CUC INTERNATIONAL INC. AND SUBSIDIARIES
        UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                 (In thousands, except per share amounts)


The following unaudited pro forma condensed combined balance sheet as of July 31, 1995 ("Balance Sheet") gives effect to the pending acquisition by CUC International Inc. ("CUC") of North American Outdoor Group, Inc. ("NAOG"), scheduled to be completed during September 1995, including the exchange of all of the outstanding shares of NAOG capital stock for approximately 1.5 million shares of CUC common stock, par value $.01 per share ("Common Stock"), as if the proposed transaction had occurred on July 31, 1995. The unaudited pro forma condensed combined statements of income for the year ended January 31, 1995 and the six-month period ended July 31, 1995 ("Pro Forma Statements of Income" and, collectively with the Pro Forma Balance Sheet, "Pro Forma Financial Statements") give effect to the proposed transaction as if it had occurred on February 1, 1994. In addition, the Pro Forma Statements of Income give effect to the acquisitions by CUC of CUC Europe Limited ("CUC Europe"), Credit Card Sentinel Limited ("Sentinel"), Welcome Wagon International, Inc. ("Welcome Wagon"), and GETKO Group Inc. ("GETKO") (collectively with the acquisition of NAOG, the "Acquisitions").

The pro forma information is based on the historical financial statements of the acquired entities for the periods prior to acquisition (see Note (a) to the unaudited pro forma financial information for the applicable periods) and the historical financial statements of CUC contained in its Annual Report on Form 10-K for the fiscal year ended January 31, 1995 and the unaudited quarterly financial information of CUC for the period ended July 31, 1995 giving effect to the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. Pro forma condensed combined statements of income for the years ended January 31, 1994 and 1993 for the NAOG and GETKO acquisitions, accounted for as poolings of interests, have been excluded due to the insignificance of their historical financial statements to the consolidated financial statements of CUC. In addition, due to their insignificance the historical financial statements of CUC for periods prior to February 1, 1995 have not been restated.

The Pro Forma Financial Statements may not be indicative of the operating results that actually would have occurred if the above transactions had been consummated as of the dates indicated or the operating results which may be obtained by CUC in the future. The Pro Forma Financial Statements should be read in conjunction with the audited financial statements and notes thereto of CUC.


      UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            July 31, 1995


                               CUC
                          As Reported   NAOG    Adjustments      Pro Forma
                          -----------   ----    ----------      -----------
ASSETS
Current Assets
  Cash and cash equivalents $135,204  $5,110                      $140,314
  Receivables                224,355   9,652                       234,007
  Other current assets       170,602  10,599                       181,201

  Total current assets       530,161  25,361                       555,522
Contract renewal rights and
  intangible assets          264,560     190                       264,750
Other non-current assets      75,493   7,019                        82,512
                           ---------  ------                  ------------
Total assets                $870,214 $32,570                      $902,784
                             =======  =====                    =======

Accounts payable and accrued
  expenses and federal and
  income taxes payable      $102,744  $5,877                      $108,621
Deferred memb. income, net   194,261  23,437                       217,698
Other non-current liabs       18,323   1,009                        19,332
                            --------  -------                   -----------
Total liabilities            315,328  30,323                       345,651
Shareholders' equity:
  Common stock                 1,813     140   (125)(b)              1,828
  Add'l paid in capital      264,184     426    125 (b)            264,735
  Retained earnings          305,514   1,681                       307,195
  Treasury stock             (16,625)                              (16,625)
                           ---------- ------                     ----------
Total shareholders' equity   554,886   2,247                       557,133
                           ---------- ------                     ----------
Total liabilities and
  shareholders' equity      $870,214 $32,570                      $902,784
                             ======  =====                         ======



   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
               For the Year Ended January 31, 1995


                           CUC    Aquisitions Adjustments Pro Forma
                         -------  ---------- ---------- --------
Membership and service
fees
   and other revenues  $1,044,669   $114,359            $1,159,028

EXPENSES
   Operating              282,772     29,262              312,034
   Marketing              421,987     43,420              465,407
   General and
      administrative      149,139     30,526 $2,630 (c)   182,295
   Other (income)
      expense, net            247        602  1,620 (d)     2,469
                       ---------- ---------- ---------- ---------
Total expenses            854,145    103,810  4,250       962,205
                       ---------- ----------  --------- ---------
Income before income
    taxes                 190,524     10,549   (4,250)    196,823

Provision for income
    taxes                  72,933      5,282 (1,052)(e)    77,163
                       ---------- ---------- ---------- ---------
Net income               $117,591     $5,267  ($3,198)   $119,660
                         ========     ======   ========  ========

Net income per common
    share                   $0.66                           $0.66
                            =====                           =====
Weighted average
   number of common and
   dilutive common
   equivalent shares
   outstanding            176,834      5,217              182,051
                          =======       ====              =======


    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
              For the Six Months Ended July 31, 1995


                         CUC   Acquisitions  Adjustments Pro Forma
                       -------   ---------    ---------  ---------
Membership and service
fees
   and other revenues  $616,175       $25,881               $642,056

EXPENSES
   Operating           163,797         9,792                173,589
   Marketing           244,657         8,110                252,767
   General and
     administrative     90,189         5,688    $148 (c)    96,025
   Other (income)
     expense, net        (128)            13     149 (d)        34
                       --------      --------   ---------   -------
Total expenses         498,515        23,603       297     522,415
                       --------     ---------   ---------   -------
Income before income
    taxes              117,660         2,278      (297)    119,641

Provision for income
    taxes               44,770           903     (59)(e)    45,614
                       --------     ---------   ---------   -------
Net income             $72,890        $1,375     ($238)    $74,027
                       =======       =======     =======   =======

Net income per common
    share                $0.40                                $0.40
                         =====                                =====
Weighted average
   number of common and
   dilutive common
   equivalent shares
   outstanding         184,440         1,530                185,970
                       =======          ====                =======




   NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


(a)During February 1995, CUC acquired Welcome Wagon and substantially all of the assets of a related entity, Gifts International Inc., for $19.5 million. During March 1995, CUC acquired the parent of its European licensee, CUC Europe, for $13 million and Sentinel for $22.5 million. These acquisitions were accounted for in accordance with the purchase method of accounting and, therefore, their results of operations have been included in Pro Forma Statements of Income from the beginning of each period presented to their respective acquisition dates.

  During June 1995, CUC acquired all of the outstanding capital stock of GETKO for approximately 3.7 million shares of Common Stock in a transaction accounted for as a pooling of interests. However, CUC's historical financial statements for periods prior to February 1, 1995 have not been restated due to their insignificance. Therefore, the unaudited pro forma condensed combined statement of income for the year ended January 31, 1995 gives effect to the acquisition of GETKO from the beginning of the period. During August 1995, CUC announced that it entered into an agreement to acquire all of the outstanding capital stock of NAOG for approximately 1.5 million shares of Common Stock in a transaction to be accounted for as a pooling of interests, which acquisition is expected to be completed during September 1995. Therefore, NAOG has been included in the Pro Forma Financial Statements for all periods presented. Pro forma condensed combined statements of income for the years ended January 31, 1994 and 1993 for NAOG and GETKO have been excluded due to the insignificance of NAOG's and GETKO's historical financial statements to the consolidated financial statements of CUC.

(b) The Pro Forma Financial Statements assume that all outstanding shares of NAOG capital stock will be converted and approximately 1.5 million shares of Common Stock to be issued upon the consummation of a transaction to be accounted for as a pooling of interests. The effect of this transaction was to increase Common Stock by approximately $15 and additional paid-in capital by approximately $551 and to eliminate NAOG capital stock.

The following adjustments have been made to the pro forma results of operations:

                                        Increase / (Decrease)
                                               Income
                                       ------------------------
                                       Six Months   Year Ended
                                         Ended    January 31,
                                       July 31,       1995
                                         1995
(c)  General and Administrative:      ----------- -----------
       Amortization of excess of cost
       over net assets acquired          $(148)     $(2,630)
                                          ====       ======
(d)  Other (Income) Expense, Net:
       Effect of cash paid to Welcome
         Wagon shareholders on interest
         (income) expense, net                         (585)
       Effect of cash paid to CUC Europe
         shareholders on interest
         (income) expense, net             (36)        (360)
       Effect of cash paid to Sentinel
         shareholders on interest
         (income) expense, net            (113)        (675)
                                        -------      -------
                                          (149)      (1,620)
                                           ====         ====
(e)  Provision for Income Taxes:
       Tax effect of pro forma
          adjustments                       $59      $1,052
                                            ===       ======



                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                           CUC International Inc.






September 1, 1995          COSMO CORIGLIANO
                           Cosmo Corigliano - Senior Vice President and Chief Financial Officer
                           (Principal Financial and Accounting Officer)